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                                                                      EXHIBIT 12.2
            UNION OIL COMPANY OF CALIFORNIA AND CONSOLIDATED SUBSIDIARIES
                 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES








                                                                For the Six Months
                                                                  Ended June 30
                                                               -------------------
Millions of dollars                                              1998         1997
----------------------------------------------------------------------------------


Earnings from continuing operations ......................        $134        $362
Provision for income taxes ...............................         144         242
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      Earnings subtotal ..................................         278         604
Fixed charges included in earnings:
   Interest expense ......................................          83         110
   Interest portion of rentals ...........................          12          14
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      Fixed charges subtotal .............................          95         124
Earnings from continuing operations
   available before fixed charges ........................         373         728
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Fixed charges:
   Fixed charges included in earnings ....................          95         124
   Capitalized interest ..................................          17          16
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      Total fixed charges ................................        $112        $140
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Ratio of earnings from continuing operations
    to fixed charges .....................................         3.3         5.2
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